LEASE AMENDMENT

For valuable consideration, receipt of which is hereby acknowledged, Frontrunner Communications, "Landlord" and Douglas Heldoorn, "Tenant", parties to the Lease Agreement made for premises known located at 1620 Commerce St. Corona, CA 92880, and dated on July 29th 2014, agree to modify and amend said Lease in the following particulars:

Effective date: October 1st, 2017

Monthly rent increase from $7,500.00 to $7,892.00

Square Feet of occupancy: 10,000 sq. ft.

Cost of Operating Responsibility: 100%

All other terms and covenants of the original Lease Agreement shall remain as contained.

Signed on this October 1st, 2017.

Frontrunner Communications, Inc. DALLAS TUFF

Landlord Print

DOUGLAS HEDOORN

Tenant Print